UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan

James A. Frost

President and Chief Operating Officer

Tutor Perini Corporation

15901 Olden Street

Sylmar, CA 91342

Registrant’s telephone number, including area code:  (818) 362-8391

None

(Former name or former address, if changed since last report)

____________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]    Accelerated filer [  ]   Non-accelerated filer [  ]   Smaller reporting company [  ]

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	3,000,000 shares	$22.93 (2)	$68,790,000 (3)	$7,993.40

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 27, 2015.

(3)	Represents share of Common Stock issuable pursuant to the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan being registered hereon.

REGISTRATION OF ADDITIONAL SECURITIES

STATEMENT OF INCORPORATION BY REFERENCE

Pursuant to General Instruction E, this Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-116362) filed by the Registrant on June 10, 2004, relating to the Registrant’s Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan. This Registration Statement is being filed to register an additional 3,000,000 shares of the Registrant's common stock subject to issuance under the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan, as amended on October 2, 2014, to increase the number of shares authorized for issuance thereunder.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act or additional information about the terms of the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan are available without charge by contacting:

Mike Kershaw

Executive Vice President and Chief Financial Officer

Tutor Perini Corporation

15901 Olden Street

Sylmar, CA 91342

818-362-8391

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Tutor Perini Corporation (the “Company”) hereby incorporates by reference into this Registration Statement the following documents which have previously been filed with the Commission:

●

the Company’s Annual Report on Form 10-K for the year ended December 31, 2014;
the Company’s Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan (as amended on October 2, 2014 and included as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 2, 2014, and incorporated herein by reference);

●

the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on March 24, 2004, and all amendments and reports updating the descriptions;

In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment thereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8 Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 1, 2015.

TUTOR PERINI CORPORATION

By	/s/: James A. Frost
Name: James A. Frost
Title: President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James A. Frost and Michael J. Kershaw as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 10, 2015.

WITNESS our hands and common seal on the date set forth below.

/s/Marilyn A. Alexander	Director	March 10, 2015
Marilyn A. Alexander		Date

/s/Peter Arkley	Director	March 10, 2015
Peter Arkley		Date

/s/Sidney J. Feltenstein	Director	March 10, 2015
Sidney J. Feltenstein		Date

/s/Michael R. Klein	Director	March 10, 2015
Michael R. Klein		Date

/s/Robert C. Lieber	Director	March 10, 2015
Robert C. Lieber		Date

/s/Raymond R. Oneglia	Director	March 10, 2015
Raymond R. Oneglia		Date

/s/Dale Anne Reiss	Director	March 10, 2015
Dale Anne Reiss		Date

/s/Donald D. Snyder	Director	March 10, 2015
Donald D. Snyder		Date

/s/Dickran M. Tevrizian, Jr.	Director	March 10, 2015
Dickran M. Tevrizian, Jr.		Date

/s/Ronald N. Tutor	Director	March 10, 2015
Ronald N. Tutor		Date

/s/James A. Frost	Director	March 10, 2015
James A. Frost		Date

EXHIBIT INDEX

Number	Description
3.1	Restated Articles of Organization (incorporated by reference to Exhibit 4 to Form S-2 (File No. 33-28401) filed on April 28, 1989).
3.2	Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.2 to Form S-1 (File No. 333-111388) filed on December 19, 2003).
3.3	Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on April 12, 2000).
3.4	Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 11, 2008).
3.5	Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.5 to Form 10-Q filed on August 10, 2009).
3.6	Second Amended and Restated By-laws of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on November 24, 2009).
4.1	Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan (as Amended on October 2, 2014, filed herewith).
5.1	Opinion of Choate, Hall & Stewart LLP, filed herewith.
23.1	Consent of Choate, Hall & Stewart LLP, (included in Exhibit 5.1 filed herewith).
23.2	Consent of Deloitte & Touche LLP, filed herewith.
24.1	Power of Attorney (included on signature page to Registration Statement).
99.1

Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan (as amended on October 2, 2014 and included as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Sec on October 2, 2014, and incorporated herein by reference).